Clawback Policy Effective October 2, 2023

Contents WaFd, Inc. – Clawback Policy Effective 10/2/23 CONFIDENTIAL & PROPRIETARY © 2023 WaFd Bank. All rights reserved. Page ii Contents 1. Objective ............................................................................................................................................. 3 2. Administration .................................................................................................................................... 3 3. Covered Executives ............................................................................................................................ 3 4. Compensation Covered ....................................................................................................................... 4 5. Authority and Obligation to Recover Erroneously Awarded Compensation ..................................... 5 6. Method of Recovery ........................................................................................................................... 6 7. Enforceability ...................................................................................................................................... 7 8. Policy Not Exclusive ............................................................................................................................ 7 9. No Indemnification ............................................................................................................................. 7 10. Effective Date and Relationship to Prior Policy .................................................................................. 7 11. Required Disclosures ........................................................................................................................... 8 12. Amendment and Termination ............................................................................................................ 8 13. Successors ........................................................................................................................................... 8 EXECUTIVE OFFICER ACKNOWLEDGMENT ................................................................................................. 9

Clawback Policy WaFd, Inc. – Clawback Policy Effective 10/2/23 CONFIDENTIAL & PROPRIETARY © 2023 WaFd Bank. All rights reserved. Page 3 1. Objective WaFd, Inc. (the “Company”) is committed to conducting business with integrity in accordance with high ethical standards and in compliance with all applicable laws, rules and regulations. This includes the Company’s commitment to comply with all laws, rules and regulations, including those applicable to the presentation of the Company’s financial information to the public. As a result, the Board of Directors of the Company (the “Board”) has adopted this Clawback Policy (this “Policy”), which provides for the recovery of certain executive officer incentive-based compensation in the event of an accounting restatement. This Policy is adopted pursuant to and intended to comply with Rule 5608 (Recovery of Erroneously Awarded Compensation) of the Nasdaq Stock Market LLC (“Nasdaq”) so long as the Company’s securities are listed on Nasdaq. 2. Administration This Policy will be administered by the Compensation Committee of the Board of Directors or in the absence of such a committee a majority of the “independent directors” (within the meaning of Nasdaq Rule 5605(a)(2)) serving on the Board (the “Committee”). Except as limited by law, the Committee will have full power, authority, and sole and exclusive discretion to construe, interpret and administer this Policy. The Committee will interpret this Policy consistent with Nasdaq Rule 5608 (Recovery of Erroneously Awarded Compensation) and any Nasdaq guidance issued thereunder, the rules and regulations of the Securities and Exchange Commission (the “SEC”), and any other applicable laws, rules or regulations governing the mandatory recovery of compensation, as such laws, rules or regulations may change, be interpreted or evolve from time to time. Any determinations made by the Committee will be made in its sole discretion and will be final, conclusive and binding on all affected individuals. 3. Covered Executives This Policy will cover the Company’s current and former Executive Officers as determined by the Board from time to time in accordance with Rule 16a-1 under the Securities Exchange Act of 1934, as amended, and will include the Company’s chief executive officer, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any executive vice president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer that performs a policy making function for the Company, any other person who performs similar policy-making functions for the Company and Executive Officers of the Company’s

Clawback Policy WaFd, Inc. – Clawback Policy Effective 10/2/23 CONFIDENTIAL & PROPRIETARY © 2023 WaFd Bank. All rights reserved. Page 4 subsidiaries if such individuals perform such policy-making functions for the Company, and any other officer whose compensation is determined by the Committee per authorization granted by the Board (collectively, the “Covered Executives” and each, a “Covered Executive”). This Policy will cover the Company’s Covered Executives without regard to whether any misconduct occurred or whether a Covered Executive had any responsibility for the erroneous financial statements. “Policy-making function” is not intended to include policy-making functions that are not significant. The identification of an Executive Officer for purposes of this Policy would include at a minimum executive officers identified by the Company pursuant to Item 401(b) of SEC Regulation S-K. 4. Compensation Covered The Policy will apply to all incentive-based compensation paid, granted, earned, vested or otherwise awarded to a Covered Executive, and includes, but is not limited to annual bonuses or incentive compensation, and other short and long term cash incentive awards, stock options, restricted stock awards, performance share awards, and other equity-based awards. Notwithstanding the generality of and in addition to the foregoing, as required under Nasdaq Rule 5608 (Recovery of Erroneously Awarded Compensation), this Policy will apply to all Incentive-Based Compensation Received by a person (in each case, as such terms are defined below): • After beginning service as an Executive Officer of the Company; • Who served as an Executive Officer at any time during the performance period for that Incentive-Based Compensation; • While the Company has a class of securities listed on Nasdaq or another national securities exchange or a national securities association; and • During the three completed fiscal years immediately preceding the date that the Company is required to prepare a Restatement (as defined below), plus any transition period (that results from a change in the Company’s fiscal year) within or immediately following those three completed fiscal years; provided, however, that a transition period between the last day of the Company’s previous fiscal year end and the first day of its new fiscal year that comprises a period of nine to 12 months would be deemed a completed fiscal year; and provided, further, that the Company’s obligation to recover erroneously awarded compensation is not dependent on if or when the restated financial statements are filed. For purposes of this Policy, a “Restatement” means an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

Clawback Policy WaFd, Inc. – Clawback Policy Effective 10/2/23 CONFIDENTIAL & PROPRIETARY © 2023 WaFd Bank. All rights reserved. Page 5 For purpose of determining the relevant recovery period, the date that the Company is required to prepare a Restatement is the earlier to occur of: (i) the date the Company’s Board, a committee of the Board or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare a Restatement; or (ii) the date a court, regulator or other legally authorized body directs the Company to prepare a Restatement. 5. Authority and Obligation to Recover Erroneously Awarded Compensation In the event of a Restatement and if required under Nasdaq Rule 5608 (Recovery of Erroneously Awarded Compensation), the Company must reasonably promptly recover any Erroneously Awarded Compensation (as defined below) in compliance with this Policy and Nasdaq Rule 5608 (Recovery of Erroneously Awarded Compensation), except to the extent one of the three conditions below is met and the Committee has made a determination that recovery would be impracticable. (A) The direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recovered and the Company has made a reasonable attempt to recover any amount of Erroneously Awarded Compensation, has documented such reasonable attempt(s) to recover and provided that documentation to Nasdaq. (B) Recovery would violate home country law where that law was adopted prior to November 28, 2022 and the Company has obtained an opinion of home country counsel, acceptable to Nasdaq, that recovery would result in such a violation and has provided such opinion to Nasdaq. (C) Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of Section 401(a)(13) or 411(a) of the U.S. Internal Revenue Code and regulations thereunder. The term “Erroneously Awarded Compensation” as used in this Policy means that amount of Incentive- Based Compensation Received (as such terms are defined below) that exceeds the amount of Incentive- Based Compensation that otherwise would have been Received had it been determined based on the restated amounts and must be computed without regard to any taxes paid. For Incentive-Based Compensation based on stock price or total shareholder return, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in a Restatement, the amount must be based on a reasonable estimate of the effect of the Restatement on the stock price or total shareholder return upon which the Incentive-based Compensation

Clawback Policy WaFd, Inc. – Clawback Policy Effective 10/2/23 CONFIDENTIAL & PROPRIETARY © 2023 WaFd Bank. All rights reserved. Page 6 was Received. The Company must maintain documentation of the determination of that reasonable estimate and provide such documentation to Nasdaq. The term “Incentive-Based Compensation” as used in this Policy means any compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure. The term “Financial Reporting Measures” as used in this Policy means measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures. Financial reporting measures include, without limitation, stock price and total shareholder return, and may include non-GAAP financial measures. A financial reporting measure need not be presented within the Company’s financial statements or included in an SEC filing to constitute a financial reporting measure for this purpose. Incentive-Based Compensation is deemed “Received” as such term is used in this Policy by an Executive Officer in the Company’s fiscal period during which the financial reporting measure specified in the Incentive-Based Compensation award is attained, even if the payment or grant of the Incentive-Based Compensation occurs after the end of that period. Notwithstanding the generality of the foregoing, “Incentive-Based Compensation” is intended to be interpreted and construed broadly and includes with respect to any plan that takes into account incentive- based compensation (other than a tax-qualified plan) any amount contributed to a notional account based on erroneously awarded compensation and any earnings accrued to date on that notional account. Such plans include without limitation long-term disability plans, life insurance plans, supplemental executive retirement plans and other compensation, if it is based on incentive-based compensation. 6. Method of Recovery The Committee will determine, in its sole discretion, the method for recovering Incentive Compensation or Erroneously Awarded Compensation hereunder, which may include, without limitation, any one or more of the following: • requiring reimbursement of cash Incentive Compensation previously paid; • seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer or other disposition of any equity-based awards; • cancelling or rescinding some or all outstanding vested or unvested equity-based awards; • adjusting or withholding from unpaid compensation or other set-off; • cancelling or setting-off against planned future grants of equity-based awards; and/or • any other method authorized by applicable law or contract.

Clawback Policy WaFd, Inc. – Clawback Policy Effective 10/2/23 CONFIDENTIAL & PROPRIETARY © 2023 WaFd Bank. All rights reserved. Page 7 7. Enforceability In addition to the adoption of this Policy, the Company will take steps to implement an agreement to this Policy by all Covered Executives. In furtherance of the foregoing, each Covered Executives subject to this Policy is required to sign and return to the Company the Acknowledgement Form attached hereto as Exhibit A pursuant to which such Covered Executive will agree to be bound by the terms and comply with this Policy. 8. Policy Not Exclusive Any recovery under this Policy is in addition to, and not in lieu of, any other remedies or rights of recovery that may be available to the Company pursuant to the terms of any similar policy in any employment agreement, incentive or equity compensation plan or award or other agreement and any other legal rights or remedies available to the Company. Notwithstanding the generality of the foregoing, to the extent that the requirements under the provisions of Section 304 of the Sarbanes-Oxley Act of 2002 or other applicable law are broader than the provisions in this Policy, the provisions of such law will apply. 9. No Indemnification The Company will not indemnify or agree to indemnify any Covered Executive against the loss of Erroneously Awarded Compensation or Incentive Compensation that is subject to this Policy nor will the Company pay or agree to pay any insurance premium to cover the loss of Erroneously Awarded Compensation or Incentive Compensation. 10. Effective Date and Relationship to Prior Policy The effective date of this Policy is October 2, 2023 (the “Effective Date”) and will apply to all Incentive Compensation that is approved, awarded or granted to Covered Executives on or after the Effective Date, except as otherwise agreed by any Covered Executive or pursuant to the terms of any Company plan regarding Incentive Compensation, and Incentive-Based Compensation Received by the Company’s current or former Executive Officers on or after the Effective Date. This Policy supersedes and replaces the Company’s Clawback Policy, as adopted by the Board on February 14, 2023, with respect to all Incentive Compensation received by any Covered Executives on or after the

Clawback Policy WaFd, Inc. – Clawback Policy Effective 10/2/23 CONFIDENTIAL & PROPRIETARY © 2023 WaFd Bank. All rights reserved. Page 8 Effective Date and all Incentive-Based Compensation Received by the Company’s current and former Executive Officers on or after the Effective Date. 11. Required Disclosures The Company will file all disclosures with respect to this Policy in accordance with the requirements of the federal securities laws, including the disclosure required by the applicable SEC filings and will provide all required SEC and other disclosures regarding this Policy and in the event of a Restatement. 12. Amendment and Termination The Committee may amend, modify or terminate this Policy in whole or in part at any time in its sole discretion and may adopt such rules and procedures that it deems necessary or appropriate to implement this Policy or to comply with applicable laws, rules, and regulations including without limitation Nasdaq Rule 5608 (Recovery of Erroneously Awarded Compensation). 13. Successors This Policy shall be binding and enforceable against all Covered Executives and their respective beneficiaries, heirs, executors, administrators, or other legal representatives. * * * * * Approved by the Board of Directors of WaFd, Inc. _____________________, 2023 November 14

Clawback Policy WaFd, Inc. – Clawback Policy Effective 10/2/23 CONFIDENTIAL & PROPRIETARY © 2023 WaFd Bank. All rights reserved. Page 9 EXECUTIVE OFFICER ACKNOWLEDGMENT By signing below, the undersigned agrees to be bound fully by the terms of the Company's Clawback Policy (the “Policy”), a copy of which is attached hereto, in respect of any Incentive-Based Compensation to be awarded in the future under any Company plan, policy or arrangement or on a discretionary basis whether or not pursuant to any plan. The undersigned acknowledges that the Policy will apply both during and after the undersigned’s employment with WaFd, Inc., and its direct and indirect subsidiaries. Further, by signing below, the undersigned agrees to abide by the terms of the Policy, including, without limitation, by returning any Incentive Compensation, including any Erroneously Awarded Compensation (in each case, as defined in the Policy), to WaFd, Inc. and its direct and indirect subsidiaries to the extent required by, and in a manner permitted by, the Policy. Signature: _____________________________ Print Name: ____________________________ Date: __________________________________